Exhibit 99.1

Investor Contact Information:
Anthony Cosentino
Executive Vice President and
Chief Financial Officer
419.785.3663
Tony.Cosentino@thebank-sbt.com

Rurban Financial Corp. Reports First Quarter 2013 Results

●	Consolidated earnings up 36 percent year over year

●	Nonperforming assets declined to 1.30 percent of total assets

●	Portfolio loans increased $15.7 million, or 3.6 percent, year over year

●	Tangible leverage of 5.87 percent, up 20 percent year over year

●	Expense levels remained flat to the prior year

●	Net interest margin at 3.86 percent, up 26 basis points year over year

DEFIANCE, Ohio, April 22, 2013 (GlobeNewswire) -- Rurban Financial Corp. (NASDAQ: RBNF) (“Rurban” or the “Company”), a diversified financial services company providing full-service community banking, mortgage banking, wealth management and item processing services, today reported earnings for the first quarter ended March 31, 2013.

Consolidated earnings for Rurban Financial Corp. include the results of Rurban’s Banking Group, consisting primarily of The State Bank and Trust Company (“State Bank” or the “Bank”), and Rurban's data services subsidiary, Rurbanc Data Services, Inc. (dba “RDSI Banking Systems” or "RDSI"). For the quarter ended March 31, 2013, Rurban reported net income of $1.32 million, or $0.27 per diluted share, compared to net income of $0.97 million, or $0.20 per diluted share for the quarter ended March 31, 2012, and net income of $1.52 million, or $0.31 per diluted share, for the quarter ended December 31, 2012.

Mark Klein, president and chief executive officer of Rurban Financial Corp., stated, “Our first quarter results continued our progress toward higher performance.  Earnings are up 36 percent, our loan portfolio experienced nearly $16 million in growth and asset quality showed another quarter of improvement.  The hallmark of our success over these last two years has been our relentless focus on asset quality, solid steady loan growth and revenue diversity.  These traits have served us well in this quarter and should continue to provide momentum in the future.  We were also pleased to have met another benchmark, when earlier this month we initiated shareholder dividends after an extended absence.”

RESULTS OF OPERATIONS

Consolidated Revenue

Total revenue, consisting of net interest income fully tax equivalent (FTE) and noninterest income, was $8.96 million for the first quarter of 2013, up $0.42 million, or 4.9 percent, from the first quarter of 2012, but lower by $0.94 million, or 9.5 percent, from the linked quarter.  Revenue was impacted in the quarter by the 23.1 percent decline in mortgage originations from the linked quarter.

Net interest income (FTE) for the 2013 first quarter was $5.39 million, up 8.6 percent year over year, from the combined impact of increases in earning assets and lower funding costs. The net interest margin (FTE) was 3.86 percent for the first quarter of 2013 compared to 3.60 percent for the first quarter of 2012.  Mr. Klein continued, “We have focused on shifting our earning assets into higher yielding products.  Compared to the year prior, we have seen a reduction of $12 million from lower yielding securities and an increase of $16 million in loans. The margin this quarter also benefited from the lower interest rate on our trust preferred securities that were brought current at the end of 2012.”

Noninterest Income

Noninterest income was $3.57 million for the first quarter of 2013, which held steady to the prior year but was lower than the linked quarter by $1.08 million.  While mortgage production continued its strong momentum, the drop off from the record setting fourth quarter of 2012 drove down mortgage banking revenue by 27.3 percent.

Mortgage Banking ($000’s)	Three Months Ended
	Mar. 2013	Dec. 2012	Sep. 2012	Jun. 2012	Mar. 2012
Mortgage originations	$71,967	$93,619	$90,685	$79,901	$68,331
Mortgage sales	68,431	93,993	81,862	75,227	64,212
Mortgage servicing portfolio	548,493	528,086	488,930	459,380	422,802
Mortgage servicing rights	4,068	3,775	3,346	3,359	3,359

Mortgage servicing revenue:
Loan servicing fees	338	319	297	274	259
OMSR amortization	(330)	(362)	(369)	(254)	(349)
Net administrative fees	8	(43)	(72)	20	(90)
OMSR valuation adjustment	171	195	(120)	(185)	419
Net loan servicing fees	179	152	(192)	(165)	329
Gain on sale of mortgages	1,484	2,136	1,572	1,395	1,181
Mortgage banking revenue, net	$1,663	$2,288	$1,380	$1,230	$1,510

Mortgage loan originations for the first quarter of 2013 were $72.0 million, up $3.64 million, or 5.3 percent, from the $68.3 million generated in the first quarter of 2012. Sales into the secondary market were also higher: $68.4 million, up $4.22 million, or 6.6 percent, above the $64.2 million sold in the year ago-quarter. In addition to the higher volume of sales, first quarter 2013 spreads were also stronger, totaling 2.17 percent of loans sold compared to 1.84 percent for the year-earlier quarter.

Net mortgage banking income, consisting of gains on the sale of mortgage loans and net loan servicing fees, was $1.66 million for the first quarter of 2013 compared to $2.29 million for the linked quarter and $1.51 million for the year-ago first quarter. The mortgage servicing valuation adjustment in the first quarter of 2013 was a favorable $0.17 million, compared to $0.20 million for the linked quarter. The mortgage servicing portfolio at the end of the first quarter 2013 was $548.5 million, up $125.7 million, or 29.7 percent, from the end of the first quarter 2012.

Our fee income diversity also includes wealth management, deposit fees and income from bank owned life insurance.  Wealth management increased revenue by 6.1 percent from the linked quarter as assets under management grew by $20.6 million in the first quarter.   In addition, this quarter we sold several FSA agriculture credits which generated gains of $0.16 million.  Noninterest income contributed 39.8 percent of first quarter 2013 revenue (FTE); this compares to a 41.9 percent contribution of revenue (FTE) for first quarter 2012.

Data Services ($000’s)	Mar. 2013	Dec. 2012	Sep. 2012	Jun. 2012	Mar. 2012
Data Processing & Network Services	$270	$179	$229	$194	$177
Payment Solutions	484	549	488	633	708
Contract Buyout	-	-	53	-	551
Vendor Settlement	-	334	-	-	-
RDSI Gross Revenue	754	1,062	780	827	1,436
Less: Intercompany	(340)	(251)	(285)	(251)	(793)
Net Data Services Fees	$414	$811	$485	$576	$643
Core Data Service Fees	$414	$477	$432	$576	$553

Gross revenue generated by RDSI, including services provided to Rurban/State Bank, was $0.75 million for the first quarter of 2013. Net data services fees, excluding Rurban/State Bank intercompany transactions, were $0.41 million in the first quarter of 2013, down $0.23 million from the year-ago quarter.

Loan Loss Provision

The loan loss provision was $0.30 million for the first quarter of 2013, a decline of $0.15 million from the first quarter of 2012. The decreased provision expense reflects a 15.7 percent decline in nonperforming loans and a 68.1 percent reduction in net charge-offs from the prior year. The loan loss reserve at first quarter-end 2013 was 1.54 percent of total loans, providing 114.9 percent coverage of nonperforming loans; this compares to reserve coverage of 81.6 percent at first quarter-end 2012.

Noninterest Expense

For the first quarter of 2013, noninterest expense was $6.67 million, level with the $6.68 million reported for the 2012 first quarter.  Compared to the linked quarter, expense levels are down $0.54 million, a 7.5 percent reduction.  Linked quarter reductions centered on compensation, due to lower mortgage commission and legal costs from the settlement of the New Core litigation.  Mr. Klein added “We are encouraged that our expense levels were flat to the prior year this quarter and down significantly from the linked quarter.  We were able to maintain our expense levels while increasing revenue 4.9 percent over the prior year.”

Balance Sheet

Total assets as of March 31, 2013 were $641.3 million, a decline of $3.68 million, or 0.6 percent, from first quarter-end 2012.  Total deposits as of first quarter-end 2013 were $532.3 million, lower by $3.23 million than at first quarter-end 2012. As a result of the balance sheet deleveraging, combined with lower cash reserves, State Bank was able to reduce its reliance on higher cost repos and FHLB advances from the prior-year; they now stand at $28.5 million.

Loan Portfolio ($000’s)	Mar. 2013	Dec. 2012	Sep. 2012	Jun. 2012	Mar. 2012	Variance YOY
Commercial	$80,431	$81,491	$76,043	$75,964	$78,450	$1,981
% of Total	17.7%	17.6%	16.7%	16.8%	17.8%	2.5%
Commercial RE	199,615	201,392	198,682	199,918	188,984	10,631
% of Total	43.8%	43.5%	43.6%	44.2%	43.0%	5.6%
Agriculture	37,950	42,276	42,988	41,093	37,741	209
% of Total	8.3%	9.1%	9.4%	9.1%	8.6%	0.6%
Residential RE	89,669	87,859	85,727	85,046	84,771	4,898
% of Total	19.7%	19.0%	18.8%	18.8%	19.3%	5.8%
Consumer & Other	47,778	50,371	51,581	50,089	49,775	(1,997)
% of Total	10.5%	10.9%	11.3%	11.1%	11.3%	(4.0%)

Total Loans	$455,443	$463,389	$455,021	$452,110	$439,721	$15,722
						3.6%

Total loans held for investment (HFI) were $455.4 million at March 31, 2013 compared to $439.7 million for the prior-year quarter-end, up $15.7 million, or 3.6 percent. Commercial real estate loans (“CRE”) accounted for the majority of growth, up $10.6 million, or 5.6 percent, and residential real estate loans, up $4.90 million, or 5.8 percent. Year-to-date, loans declined by $7.95 million, primarily from a $4.33 million decline in agriculture loans.

Asset Quality

Rurban continues to improve on its asset quality, reporting nonperforming assets of $8.35 million for the current quarter, lower by $1.56 million, or 15.7 percent, than the prior year first quarter.  Net charge-offs of $0.12 million were just 10 basis points for the quarter and were down from both the prior year and the linked quarter of $0.37 and $0.29 million respectively.  Delinquency levels have remained steady, with the 30-89 day category totaling $0.69 million at the end of the 2013 first quarter compared to $0.57 million for the prior-year first quarter, and down significantly from the $2.60 million for the linked quarter.  Mr. Klein continued “all of our asset quality measures have shown improvement.  Total delinquencies are just 0.64 percent of our portfolio and nonperforming assets are at 1.3 percent of total assets.  We have been at or below the 1.5 percent nonperforming asset level for five consecutive quarters.  This is a testament to our strong underwriting and credit administration expertise.”

Summary of Nonperforming Assets ($000’s)

Nonperforming Loan Category	Mar. 2013	Dec. 2012	Sep. 2012	Jun. 2012	Mar. 2012
Commercial	1,135	$1,246	$1,362	$1,467	$2,021
% of Total Commercial loans	1.41%	1.53%	1.78%	1.93%	2.58%
Commercial RE loans	457	782	448	1,345	1,481
% of Total CRE loans	0.23%	0.39%	0.23%	0.67%	0.78%
Agriculture	-	-	3	-	113
% of Total Ag loans	-	-	0.01%	-	0.30%
Residential RE	2,614	2,631	2,607	1,958	1,840
% of Total Res. RE loans	2.92%	2.99%	3.04%	2.30%	2.17%
Consumer & Other	605	646	829	545	1,056
% of Consumer & Other loans	1.27%	1.28%	1.61%	1.09%	2.12%
Total Nonaccruing Loans	4,811	5,305	5,249	5,315	6,511
% of Total Loans	1.06%	1.14%	1.15%	1.18%	1.48%
Accruing Restructured Loans	1,273	1,258	1,735	1,837	1,593
Total Nonaccruing & Restructured	$6,084	$6,563	$6,984	$7,152	$8,104
% of Total Loans	1.34%	1.42%	1.53%	1.58%	1.84%
OREO & Repossessed Vehicles	2,270	2,367	2,415	1,708	1,807
Total Nonperforming Assets	$8,354	$8,930	$9,399	$8,860	$9,911
% of Total Assets	1.30%	1.40%	1.49%	1.40%	1.54%

Capitalization

Capital ratios continue to improve, however it still remains a primary focus of management. The tangible leverage ratio improved by 99 basis points over the past twelve months, and now stands at 5.87 percent. All bank regulatory ratios remain in excess of "well-capitalized" levels. At March 31, 2013, State Bank's Total Risk-Based Capital was estimated to be $58.0 million, $20.7 million above the well-capitalized level. The Total Risk-based Capital Ratio is estimated at 12.1 percent.

About Rurban Financial Corp.

Based in Defiance, Ohio, Rurban Financial Corp. is a financial services holding company with two wholly-owned operating subsidiaries: The State Bank and Trust Company (State Bank) and RDSI Banking Systems (RDSI). State Bank operates through 17 banking centers in seven Northwestern Ohio counties, one center in Fort Wayne, Indiana; and three loan production offices: two in Columbus, Ohio and one in Angola, Indiana. The Bank offers a full range of financial services for consumers and small businesses, including wealth management, mortgage banking, commercial and agricultural lending. RDSI provides item processing services to community banks located in the Midwest. Rurban’s common stock is listed on the NASDAQ Global Market under the symbol RBNF.

Forward-Looking Statements

Certain statements within this document, which are not statements of historical fact, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties and actual results may differ materially from those predicted by the forward-looking statements. These risks and uncertainties include, but are not limited to, risks and uncertainties inherent in the national and regional banking, insurance and mortgage industries, competitive factors specific to markets in which Rurban and its subsidiaries operate, future interest rate levels, legislative and regulatory actions, capital market conditions, general economic conditions, geopolitical events, the loss of key personnel and other factors. Additional factors that could cause results to differ from those described above can be found in Rurban’s Annual Report on Form 10-K and documents subsequently filed by Rurban with the Securities and Exchange Commission.  Forward-looking statements speak only as of the date on which they are made, and Rurban undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made except as required by law. All subsequent written and oral forward-looking statements attributable to Rurban or any person acting on its behalf are qualified by these cautionary statements.

Non-GAAP Financial Measures

In addition to results presented in accordance with GAAP, this release contains certain non-GAAP financial measures. Management believes that providing certain non-GAAP financial measures provides investors with information useful in understanding Rurban’s financial performance, its performance trends and financial position. Specifically, Rurban provides measures based on “core operating earnings,” which excludes merger, integration and restructuring expenses that are not reflective of on-going operations or not expected to recur. These non-GAAP measures should not be considered a substitute for GAAP basis measures and results.

RURBAN FINANCIAL CORP.  & SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS - (Unaudited)

	March	December	September	June	March
	2013	2012	2012	2012	2012
($ in Thousands)
ASSETS
Cash and due from banks	$28,031	19,144	$10,289	$14,636	$29,602

Securities available for sale, at fair value	98,390	98,702	101,247	102,537	110,603
Other securities - FRB and FHLB Stock	3,748	3,748	3,748	3,748	3,685

Total investment securities	102,138	102,450	104,995	106,285	114,288

Loans held for sale	8,560	6,147	11,584	10,595	11,384

Loans, net of unearned income	455,443	463,389	455,021	452,110	439,721
Allowance for loan losses	(6,992)	(6,811)	(6,696)	(6,618)	(6,609)

Net loans	448,451	456,578	448,325	445,492	433,112

Premises and equipment, net	12,738	12,633	12,898	13,190	13,282
Purchased software	300	330	334	355	386
Cash surrender value of life insurance	12,659	12,577	12,491	12,401	12,312
Goodwill	16,353	16,353	16,353	16,353	16,353
Core deposits and other intangibles	1,066	1,219	1,376	1,534	1,691
Foreclosed assets held for sale, net	2,270	2,367	2,415	1,708	1,807
Mortgage servicing rights	4,068	3,775	3,346	3,359	3,359
Accrued interest receivable	1,618	1,235	1,832	1,597	1,802
Other assets	3,048	3,426	3,967	5,026	5,598

Total assets	$641,300	638,234	$630,205	$632,531	$644,976

LIABILITIES AND EQUITY
Deposits
Non interest bearing demand	$79,579	77,799	$69,250	$68,918	$71,077
Interest bearing demand	123,748	117,289	112,230	109,268	118,898
Savings	62,404	57,461	53,505	53,777	52,599
Money market	81,130	80,381	78,006	81,114	82,799
Time deposits	185,398	194,071	202,259	205,584	210,119

Total deposits	532,259	527,001	515,250	518,661	535,492

Notes payable	1,424	1,702	1,975	2,249	2,519
Advances from Federal Home Loan Bank	17,500	21,000	18,500	17,500	12,611
Repurchase agreements	10,983	10,333	13,735	15,824	17,771
Trust preferred securities	20,620	20,620	20,620	20,620	20,620
Accrued interest payable	515	138	4,223	3,836	3,556
Other liabilities	3,704	4,156	3,972	3,567	3,381

Total liabilities	587,005	584,950	578,275	582,257	595,950

Equity
Preferred stock	-	-	-	-	-
Common stock	12,569	12,569	12,569	12,569	12,569
Additional paid-in capital	15,381	15,374	15,363	15,350	15,338
Retained earnings	26,476	25,280	23,755	22,452	21,438
Accumulated other comprehensive income	1,623	1,830	2,012	1,672	1,450
Treasury stock	(1,754)	(1,769)	(1,769)	(1,769)	(1,769)

Total equity	54,295	53,284	51,930	50,274	49,026

Total liabilities and equity	$641,300	638,234	$630,205	$632,531	$644,976

RURBAN FINANCIAL CORP.
CONSOLIDATED STATEMENTS OF INCOME - (Unaudited)

($ in thousands, except share data)	Three Months Ended
	March	December	September	June	March
Interest income	2013	2012	2012	2012	2012
Loans
Taxable	$5,883	$5,840	$6,106	$6,037	$5,928
Nontaxable	24	22	21	24	23
Securities
Taxable	330	330	383	403	399
Nontaxable	170	157	156	146	147

Total interest income	6,407	6,349	6,666	6,610	6,497

Interest expense
Deposits	606	653	694	768	854
Other borrowings	14	15	17	(2)	34
Repurchase Agreements	2	3	11	60	68
Federal Home Loan Bank advances	90	92	92	75	74
Trust preferred securities	403	431	418	441	592

Total interest expense	1,115	1,194	1,232	1,342	1,622

Net interest income	5,292	5,155	5,434	5,268	4,875

Provision for loan losses	299	400	300	200	450

Net interest income after provision for loan losses	4,993	4,755	5,134	5,068	4,425
			11,303
Noninterest income
Data service fees	414	811	485	576	643
Trust fees	643	606	646	607	642
Customer service fees	616	648	677	668	631
Gain on sale of mtg. loans & OMSR's	1,484	2,136	1,572	1,395	1,181
Mortgage loan servicing fees, net	179	152	(192)	(165)	329
Gain on sale of non-mortgage loans	156	94	170	-	-
Net gain on sales of securities	20	-	-	-	-
Loss on sale or disposal of assets	(105)	(54)	(151)	(50)	(56)
Other income	160	255	201	177	211

Total non-interest income	3,567	4,648	3,408	3,208	3,581

Noninterest expense
Salaries and employee benefits	3,439	3,825	3,597	3,597	3,499
Net occupancy expense	518	494	515	528	548
Equipment expense	755	692	722	712	711
FDIC insurance expense	132	100	91	223	214
Fixed asset and software impairment	-	65	-	-	-
Data processing fees	77	132	103	121	113
Professional fees	429	686	451	390	385
Marketing expense	108	115	85	103	90
Printing and office supplies	46	46	39	67	78
Telephone and communication	158	146	151	139	144
Postage and delivery expense	215	204	223	200	229
State, local and other taxes	134	136	128	118	120
Employee expense	152	113	118	119	106
Other intangible amortization expense	153	158	157	158	157
OREO Impairment	33	-	-	58	-
Other expenses	321	300	345	338	282

Total non-interest expense	6,670	7,212	6,725	6,871	6,676

Income before income tax expense	1,890	2,191	1,817	1,405	1,330

Income tax expense	572	667	513	391	358

Net income	$1,318	$1,524	$1,304	$1,014	$972

Common share data:
Basic earnings per common share	$0.27	$0.31	$0.27	$0.21	$0.20

Diluted earnings per common share	$0.27	$0.31	$0.27	$0.21	$0.20

Average shares outstanding ($ in thousands):
Basic:	4,863	4,862	4,862	4,862	4,862
Diluted:	4,870	4,862	4,862	4,862	4,862

RURBAN FINANCIAL CORP.
CONSOLIDATED FINANCIAL HIGHLIGHTS - (Unaudited)

($ in thousands, except per share data)	Three Months Ended
	March	December	September	June	March
SUMMARY OF OPERATIONS	2013	2012	2012	2012	2012

Net interest income	$5,292	5,155	5,434	5,268	4,875
Tax-equivalent adjustment	$100	92	91	88	88
Tax-equivalent net interest income	$5,392	5,247	5,525	5,356	4,963
Provision for loan loss	$299	400	300	200	450
Noninterest income	$3,567	4,648	3,408	3,208	3,581
Total revenue, tax-equivalent	$8,959	9,895	8,933	8,564	8,544
Noninterest expense	$6,670	7,212	6,725	6,871	6,676
Pre provision pretax income	$2,189	2,591	2,117	1,605	1,780
Pretax income	$1,890	2,191	1,817	1,405	1,330
Net income	$1,318	1,524	1,304	1,014	972

PER SHARE INFORMATION:
Basic & diluted earnings per share	$0.27	0.31	0.27	0.21	0.20
Book value per common share	$11.16	10.96	10.68	10.34	10.08

PERFORMANCE RATIOS:
Return on average assets	0.83%	0.95%	0.82%	0.63%	0.61%
Return on average common equity	9.82%	11.64%	10.25%	8.20%	8.04%
Return on avg. tangible common equity	14.56%	17.57%	15.91%	13.01%	12.97%
Core efficiency ratio	72.02%	71.47%	72.07%	77.66%	76.98%
Earning asset yield	4.65%	4.50%	4.78%	4.76%	4.77%
Cost of interest bearing liabilities	0.90%	0.96%	0.98%	1.05%	1.28%
Net interest margin	3.76%	3.65%	3.85%	3.75%	3.53%
Tax equivalent effect	0.10%	0.07%	0.06%	0.06%	0.07%
Net interest margin - fully tax equivalent basis	3.86%	3.72%	3.91%	3.81%	3.60%

ASSET QUALITY RATIOS:
Gross charge-offs	$136	300	302	252	474
Recoveries	$18	15	78	62	104
Net charge-offs	$118	285	223	190	370
Nonaccruing loans/ Total loans	1.06%	1.14%	1.15%	1.18%	1.48%
Nonperforming loans/ Total loans	1.34%	1.42%	1.53%	1.58%	1.84%
Nonperforming assets/ Loans & OREO	1.95%	2.02%	2.05%	1.95%	2.24%
Nonperforming assets/ Total assets	1.30%	1.40%	1.49%	1.40%	1.54%
Allowance for loan loss/ Nonperforming loans	114.9%	103.8%	95.9%	92.5%	81.6%
Allowance for loan loss/ Total loans	1.54%	1.47%	1.47%	1.46%	1.50%
Net loan charge-offs/ Average loans (ann.)	0.10%	0.25%	0.20%	0.17%	0.34%
Loan loss provision/ Net charge-offs	253.39%	140.56%	134.46%	105.22%	121.52%

CAPITAL & LIQUIDITY RATIOS:
Loans/ Deposits	85.57%	87.93%	88.31%	87.17%	82.12%
Equity/ Assets	8.47%	8.35%	8.24%	7.95%	7.60%
Tangible equity/ Tangible assets	5.87%	5.70%	5.53%	5.21%	4.88%

END OF PERIOD BALANCES
Total loans	$455,443	463,389	455,021	452,110	439,721
Total assets	$641,300	638,234	630,205	632,531	644,976
Deposits	$532,259	527,001	515,250	518,661	535,492
Stockholders equity	$54,295	53,284	51,930	50,274	49,026
Tangible equity	$36,576	35,382	33,867	32,032	30,596
Full-time equivalent employees	204	204	199	204	203

AVERAGE BALANCES
Total loans	$459,988	455,705	454,634	446,786	436,384
Total earning assets	$559,383	564,564	565,144	562,169	552,016
Total assets	$638,801	639,048	635,012	643,859	635,849
Deposits	$524,901	522,970	515,795	527,992	523,193
Stockholders equity	$53,711	52,351	50,905	49,464	48,377
Intangibles	$17,512	17,665	18,126	18,299	18,396
Tangible equity	$36,199	34,686	32,779	31,165	29,981

RURBAN FINANCIAL CORP.
Rate Volume Analysis - (Unaudited)
For the Three Months Ended March 31, 2013 and 2012

($ in Thousands)	Three Months Ended March 31, 2013			Three Months Ended March 31, 2012
	Average		Average	Average		Average
Assets	Balance	Interest	Rate	Balance	Interest	Rate

Taxable securities	$83,512	330	1.58%	$95,050	399	1.68%
Non-taxable securities	15,883	258	6.49%	14,618	223	6.10%
Federal funds sold	-	-	N/A	-	-	N/A
Loans, net	459,988	5,919	5.15%	442,348	5,963	5.39%

Total earning assets	$559,383	6,507	4.65%	$552,016	6,585	4.77%

Cash and due from banks	24,167			27,453
Allowance for loan losses	(6,862)			(6,442)
Premises and equipment	15,120			15,504
Other assets	46,993			47,318

Total assets	$638,801			$635,849

Liabilities
Savings and interest-bearing demand	$259,809	21	0.03%	$240,750	68	0.11%
Time deposits	188,195	585	1.24%	214,686	786	1.46%
Repurchase agreements	9,970	2	0.08%	17,129	68	1.59%
Advances from FHLB	17,606	90	2.04%	12,668	74	2.34%
Junior subordinated debentures	20,620	403	7.82%	20,620	592	11.48%
Notes payable & other borrowed funds	1,516	14	3.69%	2,559	34	5.31%

Total interest-bearing liabilities	$497,716	1,115	0.90%	$508,412	1,622	1.28%

Non interest-bearing demand	76,897			67,757
Other liabilities	10,477			11,303

Total liabilities	585,090			587,472

Equity	$53,711			$48,377

Total liabilities and equity	$638,801			$635,849

Net interest income (tax equivalent basis)		$5,392			$4,963

Net interest income as a percent of average interest-earning assets			3.86%			3.60%